1 MDU RESOURCES GROUP, INC. DIRECTOR COMPENSATION POLICY Each director of MDU Resources Group, Inc. (the “Company”) who is not a full-time employee of the Company (a “Director”) shall receive compensation made up of annual cash retainers and shares of the Company’s common stock (“Common Stock”), as set forth in this policy. Director Compensation Annual Cash Retainers Base Retainer $110,000* Additional Retainers: Non-Executive Chair of the Board $95,000 Chair of Audit Committee 20,000 Chair of Compensation Committee 20,000 Chair of Nominating and Governance Committee 15,000 * An individual appointed as a Director Emeritus (i.e., former director serving in an advisory capacity to the Board of Directors as defined in the Corporate Governance Guidelines) shall receive total compensation made up of the annual base retainer and annual stock compensation of $150,000 (as detailed below). Such cash retainers shall be paid in monthly installments. In the event that the Non-Executive Chair of the Board concurrently serves as a Committee Chair, the Non-Executive Chair of the Board will not receive any additional cash retainer for serving as the Committee Chair. The MDU Resources Group, Inc. Deferred Compensation Plan for Directors (as amended and restated effective May 15, 2008) (the “Plan”) permits a Director to defer all or any portion of the annual cash retainers. The amount deferred is recorded in each participant's deferred compensation account and credited with income in the manner prescribed in the Plan. For further details, reference is made to the Plan, a copy of which is attached. Common Stock Each person, other than the Non-Executive Chair of the Board, who is a Director or Director Emeritus of the Company at any time during the calendar year shall receive a $150,000 stock payment, and any person who is the Non-Executive Chair of the Board shall receive a $175,000 stock payment, on or about the Wednesday following the Board of Directors’ regularly-scheduled November meeting,

2 pursuant to the Long-Term Performance Based Incentive Plan. The stock payment shall be made under the Long-Term Performance-Based Incentive Plan. The stock payment shall be made by providing the Director, Non-Executive Chair or Director Emeritus with the number of whole shares of Common Stock determined (i) if the shares are original issue or treasury stock, by dividing the amount of the applicable stock payment by the closing price of the Common Stock on the New York Stock Exchange on the grant date and (ii) if the shares are purchased on the open market, by dividing the amount of the applicable stock payment by the weighted average price paid to purchase shares for the Director, Non-Executive Chair or Director Emeritus for that stock payment, excluding any related brokerage commissions or other service fees. Any fractional shares shall be paid in cash. The stock payment shall be prorated for any Director, Non-Executive Chair or Director Emeritus who does not serve the entire calendar year by multiplying the applicable stock payment by a fraction, the numerator of which is the number of actual or expected months (with a partial month counted as a full month) of service on the Board during the calendar year and the denominator of which is twelve. By written election, a Director or the Non-Executive Chair may reduce his or her annual cash retainers and have that amount applied to the purchase of additional shares of Common Stock under the Long-Term Performance-Based Incentive Plan. The annual election shall specify the percentage of the annual cash retainers to be applied toward the purchase of additional shares and must be received by the Company by the last business day of the year prior to the year in which the election is to be effective. No election may be changed or revoked for the current year but may be changed for a subsequent year. The additional stock payments will be made on the last business day of March, June, September, and December. The stock payment shall be made by providing the Director with the number of whole shares of Common Stock determined (i) if the shares are original issue or treasury stock, by dividing the amount of the applicable stock payment by the closing price of the Common Stock on the New York Stock Exchange on the grant date or (ii) if the shares are purchased on the open market, by dividing the amount of the applicable stock payment by the weighted average price paid to purchase shares for the Director for that stock payment, excluding any related brokerage commissions or other service fees. No fractional shares shall be purchased and cash in lieu of any fractional shares shall be paid to the Director. Travel Expense Reimbursement All Directors and Director Emeriti will be reimbursed for reasonable travel expenses incurred while serving as a Director or Director Emeritus, including spouse’s expenses, in connection with attendance at meetings of the Company’s Board of Directors and its committees. If the travel expense is related to the reimbursement of airfare, such reimbursement will not exceed full-coach rate. Spousal travel expenses paid by the Company are treated as taxable income to the Director. See the paragraph below entitled "Code Section 409A" for further rules relating to travel expense reimbursements. Directors' Liability Article Seven of the Company's Amended and Restated Certificate of Incorporation provides that no Director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section-174 of the Delaware General Corporation Law (relating to unlawful declaration of dividends and unlawful purchase of the Company's stock), or (iv) for any transaction from which the Director derived an improper personal benefit.

3 Section 7.07 of the Company’s Bylaws requires the Company to indemnify a Director, to the fullest extent permitted by applicable law, against expenses, attorneys fees, judgments, fines and amounts paid in settlement of any suit, action or proceeding, whether civil or criminal, arising from the fact that the Director was a Director of the Company. Additional protection is provided through individual indemnification agreements with each Director. The Company has and does maintain Directors' and Officers' liability insurance coverage with a $130 million limit. Insurance Coverages The Company maintains the following insurance for protection of its Directors as they carry out the business of the Company, which shall be provided while serving as a Director: (i) general liability and automobile liability insurance, (ii) fiduciary and crime insurance, (iii) aircraft liability insurance, and (iv) business travel accident insurance. All outside Directors are protected by a non-contributory group life insurance policy with coverage of $100,000. The coverage begins the day the Director is elected to the Board of Directors and terminates when the Director ceases to be an outside Director. A Summary Plan Description (SPD) can be provided to the Director. The beneficiary of the insurance will be the beneficiary recorded on a beneficiary designation provided by the Company. The group life insurance policy is considered taxable compensation under current tax laws. Consequently, the Company will provide each Director annually on Form 1099 the amount of taxable income related to this coverage. For the avoidance of doubt, a Director Emeritus is not entitled to the insurance coverage described above. Hedging Stock Ownership Directors and Director Emeriti are not permitted to hedge their ownership of Company common stock. Hedging strategies include, but are not limited to, zero-cost collars, equity swaps, straddles, prepaid variable forward contracts, security futures contracts, exchange funds, forward sale contracts, and other financial transactions that allow the Director or a Director Emeritus to benefit from devaluation of the Company's stock. Hedging strategies may allow Directors and Director Emeriti to own stock technically but without the full benefits and risks of such ownership. Therefore, Directors and Director Emeriti are prohibited from engaging in any such transactions. Policy Regarding Margin Accounts and Pledging of Company Stock Directors and Director Emeriti and any of their related persons are prohibited from holding Company common stock in a margin account or pledging Company securities as collateral for a loan, with certain exceptions. Company common stock may be held in a margin brokerage account only if the stock is explicitly excluded from any margin, pledge or security provisions of the customer agreement. Company common stock may be held in a cash account, which is a brokerage account that does not allow any extension of credit on securities. “Related person” means a Director’s or a Director Emeritus’ spouse, minor child, and any person (other than a tenant or domestic employee) sharing the

4 household of a Director or Director Emeritus, as well as any entities over which a Director or Director Emeritus exercises control. Code Section 409A To the extent any reimbursements or in-kind benefits provided to a Director or Director Emeritus pursuant to this policy constitute “deferred compensation” under Internal Revenue Code Section 409A, any such reimbursement or in-kind benefit shall be paid in a manner consistent with Treasury Regulation Section 1.409A-3(i)(1)(iv), including the requirements that the amount of reimbursable expenses or in-kind benefits provided during a year may not affect the expenses eligible for reimbursement or in-kind benefits provided in any other year and that any reimbursement be made on or before the last day of the calendar year following the calendar year in which the expense was incurred. Approved and adopted February 19, 2026